CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in this Registration Statement on Form SB-2/A (Amendment No. 1) of our report dated August 22, 2006 (except for Note 10 which is dated September 28, 2006) with respect to the financial statements of China Aoxing Pharmaceutical Co., Inc. and Subsidiaries for the years ended June 30, 2006 and 2005 and to the reference to our Firm under the caption “Experts” in the prospectus.

/s/ Paritz & Company, P.A.

Paritz & Company, P.A.

Hackensack, New Jersey

February 6, 2007